UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

PEDEVCO Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALSfor the Annual Meeting of Stockholders
DATE:	December 28, 2016
TIME:	08:00 a.m. local time
LOCATION:	PEDEVCO Corp.ís corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/PED and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/PED

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before December 10, 2016.

you may enter your voting instructions at https://www.iproxydirect.com/PED until 11:59 pm eastern time December 27, 2016

The purposes of this meeting are as follows:
1.
1. To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in this proxy statement.
2. To consider and vote upon a proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, which we refer to as the NYSE MKT, the issuance of more than 19.9% of our outstanding shares of common stock upon conversion of principal and accrued interested under an outstanding Convertible Promissory Note in the principal amount of $4.925 million, held by MIE Jurassic Energy Corporation (“MIEJ”), as set forth in greater detail in this proxy statement, which we refer to as the Convertible Note proposal.
3. To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, as amended, to increase by 5 million the number of shares of common stock reserved for issuance under the plan.
4. To authorize the board of directors of the Company to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten. The board of directors recommends that you authorize the board of directors of the Company, in their sole discretion, without further stockholder approval, to amend the Companyís Certificate of Formation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.
5. To consider and vote upon a proposal to ratify the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2016.
6. To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on November 8, 2016 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and Series A Convertible Preferred Stock.

The Board of Directors recommends that you vote ëfor allí in proposal one above and ëforí all other proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

PEDEVCO Corp.
SHAREHOLDER SERVICES
500 Perimeter Park Drive Suite D
Morrisville NC 27560

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT